SCHEDULE II
                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GABELLI CV SEC FUND

          GABELLI SECURITIES,INC.
                                 7/17/96              649            10.1689

          GABELLI FUNDS, INC.
               GABELLI FUNDS INC.-PRINCIPAL A/C
                                 9/11/96            2,000             9.6250
                                 9/05/96            1,000             9.5000
                                 8/20/96              600             9.6250
                                 8/16/96            5,000             9.5000
                                 8/15/96            7,000             9.6250
                                 7/17/96            1,309            10.1753

               GAMCO INVESTORS, INC.-PRINCIPAL A/C
                                 7/18/96            1,298            10.1689

               GAMCO INVESTORS, INC.- CLIENT ACCOUNTS
                                 9/09/96            1,312            10.1689
                                 8/06/96            2,000             9.6250
                                 7/12/96              424            10.1689

               GABELLI PROFIT SHARING PLAN
                                 7/18/96              396            10.1689












(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
     ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.


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